As filed with the Securities and Exchange Commission on June 1, 2011
Registration Statement No. 333- ___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________________

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0755102
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

10 Bank Street, Suite 680,
White Plains, New York  10606
(877) 438-4761
(Address, including zip code, and telephone number, including area code, of principal executive offices)
__________________________________

2008 Stock Award and Incentive Plan
(Full title of the plan)
__________________________________

Jeffrey Loch
President
10 Bank Street, Suite 680,
White Plains, New York 10606
(877) 438-4761
 (Name and address, including zip code, and telephone number, including area code, of agent for service)
__________________________________

Please send copies of all communications to:

Joel J. Goldschmidt, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue
New York, New York 10022
(212) 838-8269
(212) 838-9190 Facsimile
__________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock (par value $.001 per share) issuable under the 2008 Stock Option and Incentive Plan (the “Plan”)	25,458,750 Shares	$0.49	(2)	$9,884,638	(3)	$1,148
Common Stock (par value $.001 per share) issuable under the Plan	14,541,250 Shares	$0.335	(4)	$4,871,319		$566
Total	40,000,000 Shares			$14,755,957		$1,714
____________
(1)
The Registration Statement covers: (i) 40,000,000 shares issuable under the Plan; and (ii) an indeterminate number of additional shares as may be added to the Plan to adjust for capital changes pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the maximum exercise price for outstanding options granted under the Plan.

(3)
Calculated in accordance with rule 457(c) under the Securities Act, the proposed maximum aggregate offering price equals the aggregate of the actual exercise prices for the outstanding options granted under the Plan exercisable for 25,458,750 shares of Common Stock at prices ranging from $0.21 to $0.49.

(4)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee based on the average of the high and low price per share of the Common Stock reported by the OTCBB on May 31, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the "Registration Statement") is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement.  The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") by Green Earth Technologies, Inc.  (the “Company”) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

(1)	Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed on September 28, 2010;

(2)	The Current Reports on Form 8-K, filed on December 8, 2010, March 11, 2011, April 1, 2011 and May 18, 2011 ;

(3)	Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2010, December 31, 2010 and March 31, 2011, filed on November 15, 2010, February 14, 2011 and May 12, 2011, respectively; and

(4)
The description of the Company's Common Stock, contained in its Registration Statement on Form 10, effective on December 6, 2009, registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such information.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus included in this Registration Statement is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference into this Registration Statement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).  Requests should be directed to the Company, 10 Bank Street, Suite 680, White Plains, New York 10606, Tel: (877) 438 -4761 Attention: Greg D. Adams, Chief Operating Officer and Chief Financial Officer.

ITEM 4.     DESCRIPTION OF SECURITIES.

NOT APPLICABLE.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

NOT APPLICABLE.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145(a) of the General Corporation Law of Delaware, the Company has the power to indemnify its directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as a director, officer, employee or agent of the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under Section 145(b) of the General Corporation Law of Delaware, the Company has the power to indemnify its directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor arising from that person’s role as a director, officer, employee or agent of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the Company’s best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) further provides that if one of the Company’s present or former directors or officers has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Article Seventh of the Company’s certificate of incorporation provides that no director shall be personally liable to us or stockholders of the Company for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any of the Company’s directors for or with respect to any acts or omissions of such director occurring prior to such amendment.

Sections 6.1 and 6.2 of the Company’s by-laws provides that it shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, have the power to indemnify each director, officer, employee and agent of the Company against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company.

Further, Section 145(g) of the Delaware General Corporation Law and Section 6.3 of the Company’s by-laws allows us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against such person and incurred by such person, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law and our by-laws.

Section 145(e) of the Delaware General Corporation Law and Section 6.4 of  the Company’s by-laws allows it to pay expenses incurred by its directors and officers incurred in defending any civil or criminal action or proceeding for which indemnification is required, or for which indemnification is permitted following authorization by the board of directors in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized by the Delaware General Corporation Law and the Company’s by-laws.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may be adversely affected to the extent the Company pays the costs of defense or settlement and damage awards against directors and officers pursuant to these limitations of liability and indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance. The Company maintains directors and officers liability insurance, which covers its directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

NOT APPLICABLE.

ITEM 8.     EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Specimen Stock Certificate. (1)
5.1	Opinion of Morse, Zelnick, Rose and Lander, LLP.
23.1	Consent of Friedman LLP, independent registered public accounting firm.
23.2	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page).
_________
(1) Filed as an exhibit to the Company’s Exchange Act Registration Statement on Form 10 on October 6, 2009, as amended, and incorporated herein by reference.

ITEM 9.     UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on June 1, 2011.

Green Earth Technologies, Inc.

Date	By:	/s/Jeffrey Loch
Jeffrey Loch,
President

POWER OF ATTORNEY

ALL MEN BY THESE PRESENTS,  that each person whose signature appears below constitutes and appoints Jeffrey Loch and Greg D. Adams,  or any one of them,  his true and  lawful  attorney-in-fact  and  agent,  with  full  power of substitution  and  resubstitution,  for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other  documents  in  connection  therewith,  with the  Securities  and Exchange Commission,  granting unto said  attorneys-in-fact and agents, and each of them, full  power  and  authority  to do and  perform  each and  every  act and  thing requisite  or necessary  to be done in and about the  premises,  as fully to all intents and  purposes as he might or could do in person,  hereby  ratifying  and confirming all that said  attorneys-in-fact  and agents,  or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities indicated on the date set forth above.

Signature	Title	Date

/s/ JEFFREY LOCH	President, Chief Marketing Officer and	June 1, 2011
Jeffrey Loch	Director (Principal Executive Officer)

/s/ GREG D. ADAMS	Chief Operating Officer,	June 1, 2011
Greg D. Adams	Chief Financial Officer and Secretary
(Principal Financial Officer)

/s/ JANET JANKURA	Director	June 1, 2011
Janet Jankura

/s/ HUMBERT POWELL	Director	June 1, 2011
Humbert Powell

/s/ DAVID M. BUICKO	Director	June 1, 2011
David M. Buicko